Registration No. ______

As filed with the Securities and Exchange Commission on September 18, 2009
______________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

TRIAD GUARANTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	101 South Stratford Road Winston-Salem, North Carolina 27104 (Address of principal executive offices)	56-1838519 (I.R.S. Employer Identification Number)

TRIAD GUARANTY INC.

401(K) PROFIT SHARING PLAN

(Full title of the plan)

Earl F. Wall
Senior Vice President, Secretary and
General Counsel
Triad Guaranty Inc.
101 Stratford Road
Winston-Salem, North Carolina 27104
(336) 723-1282
(Name, address and telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

   Large accelerated filer ☐        Accelerated filer ☐        Non-accelerated filer ☐        Smaller reporting company ☑
                                                                                 (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock,
$0.01 par value (3)	1,000,000	$1.19	$1,190,000	$67

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Triad Guaranty Inc. 401(k) Profit Sharing Plan, as amended (the "Plan").

(2)
This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act.

(3)
Pursuant to Rule 457(c) and (h)(1), based on the average ($1.19) of the high ($1.24) and low ($1.14) sales prices of the common stock (the "Common Stock") of Triad Guaranty Inc. (the "Company") on September 11, 2009, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

This Registration Statement is being filed solely for the registration of 1,000,000 additional shares of the common stock, $.01 par value per share (the "Common Stock"), of Triad Guaranty Inc. (the "Company") relating to the offer and sale of the Company's Common Stock and related plan interests under the Triad Guaranty Inc. 401(k) Profit Sharing Plan, as amended (the "Plan").  The Company previously registered shares of Common Stock and related plan interests for offer and sale under the Plan with the Commission on August 29, 1995 (Registration Statement No. 33-96550).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company (and, with respect to Item 3(c), below, the Plan) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)           The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 16, 2009;

(b)           The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009, filed with the Commission on May 15, 2009 and August 7, 2009, respectively;

(c)           The Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2008, filed with the Commission on June 29, 2009;

(d)           The Company's Current Reports on Form 8-K filed with the Commission on January 29, 2009, January 30, 2009, March 23, 2009, April 1, 2009, May 22, 2009, May 29, 2009, and June 10, 2009;

(e)           The description of the Company's  Common Stock, $0.01 par value per share, contained in the Company's Form 8-A filed with the Commission on September 7, 1993, including  any  amendment or report filed for the purpose of updating such description; and

(f)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable pursuant to SEC Staff Compliance and Disclosure Interpretation Item 126.20 (regarding Form S-8) as all shares of Common Stock proposed to be distributed under the Plan are expected to be purchased on the open market.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service to the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty.  Such a provision, however, may not eliminate or limit liability for breaches of the duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, or for any transaction from which the director received an improper personal benefit.

The Company's Certificate of Incorporation, as amended, provides for broad indemnification of the directors and officers of the Company to the fullest extent permitted by current Delaware law.  The Company's Certificate of Incorporation, as amended, also eliminates the personal liability of a director to the Company or its stockholders, under certain circumstances, for monetary damages for breach of fiduciary duty as a director.

The Company has obtained directors' and officers' liability insurance, under which directors and officers of the Company may be insured or indemnified against certain liabilities which they may incur in their capacity as such.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Number                                Description

4.1
Certificate of Incorporation of the Company, as amended May 23, 1997; previously filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, filed August 12, 1997, and herein incorporated by reference.

4.2
Certificate of Amendment of Certificate of Incorporation of the Company, effective as of May 20, 1998; previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed April 1, 2008, and herein incorporated by reference.

4.3
Bylaws of the Company, as amended on March 21, 2003; previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 27, 2003, and herein incorporated by reference.

4.4
Amendment to the Bylaws of the Company, effective November 20, 2008; previously filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed November 25, 2008, and herein incorporated by reference.

4.5
Form of Certificate of Common Stock; previously filed as Exhibit 4 to the Company's Registration Statement on Form S-1 filed with the Commission on October 22, 1993, and herein incorporated by reference.

The Company hereby undertakes to furnish to the Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the Company not filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K.

The Company undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).

99.1	Triad Guaranty Inc. 401(k) Profit Sharing Plan, as amended.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

            (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), Triad Guaranty Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 17th day of September, 2009.

Triad Guaranty Inc.

/s/ Kenneth W. Jones
Kenneth W. Jones President and Chief Executive Officer (Duly Authorized Officer, Principal Executive Officer and Principal Financial Officer)

Each of the undersigned, being a director and/or officer of Triad Guaranty Inc. (the "Company"), hereby nominates, constitutes and appoints Kenneth W. Jones, Kenneth S. Dwyer and Earl F. Wall or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, $0.01 par value, of the Company in connection with the Triad Guaranty Inc. 401(k) Profit Sharing Plan, as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of September 17, 2009.

/s/ Kenneth W. Jones Name: Kenneth W. Jones Title: President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	/s/ Kenneth S. Dwyer Name: Kenneth S. Dwyer Title: Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)
/s/ William T. Ratliff, III Name: William T. Ratliff, III Title: Chairman of the Board of Directors	/s/ Robert T. David Name: Robert T. David Title: Director
/s/ H. Lee Durham, Jr. Name: H. Lee Durham, Jr. Title: Director	/s/ Deane W. Hall Name: Deane W. Hall Title: Director
/s/ David W. Whitehurst Name: David W. Whitehurst Title: Director

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 17th day of September, 2009.

TRIAD GUARANTY INC. 401(K) PROFIT SHARING PLAN, as amended

By:	/s/ Earl F. Wall
Earl F. Wall As Administrator

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
Triad Guaranty Inc.

Number                                Description

4.1
Certificate of Incorporation of the Company, as amended May 23, 1997; previously filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, filed August 12, 1997, and herein incorporated by reference.

4.2
Certificate of Amendment of Certificate of Incorporation of the Company, effective as of May 20, 1998; previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed April 1, 2008, and herein incorporated by reference.

4.3
Bylaws of the Company, as amended on March 21, 2003; previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 27, 2003, and herein incorporated by reference.

4.4
Amendment to the Bylaws of the Company, effective November 20, 2008; previously filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed November 25, 2008, and herein incorporated by reference.

4.5
Form of Certificate of Common Stock; previously filed as Exhibit 4 to the Company's Registration Statement on Form S-1 filed with the Commission on October 22, 1993, and herein incorporated by reference.

The Company hereby undertakes to furnish to the Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the Company not filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K.

The Company undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).

99.1	Triad Guaranty Inc. 401(k) Profit Sharing Plan, as amended.